UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, the Company entered into an amendment (the “Yarborough Amendment”) to the employment agreement, effective as of July 23, 2021, by and between the Company and Preston Yarborough, the Company’s Vice President to increase his base salary to $200,000.

On June 26, 2024, the Compensation Committee of the Board of Directors (the “Committee”) of the Company awarded (i) Mike Dickerson, the Company’s Chief Financial and Administrative Officer, an option to purchase 100,000 shares of the Company’s common stock (the “Common Stock”); (ii) Preston Yarborough, the Company’s Vice President, an option to purchase 200,000 shares of the Company’s Common Stock; and (iii) Joseph Visconti, the Company’s Chairman and Chief Executive Officer an option to purchase 300,000 shares of the Company’s Common Stock. On June 27, 2024, the Committee awarded Mike Dickerson, the Company’s Chief Financial and Administrative Officer, an option to purchase 50,000 shares of the Company’s common stock (the “Common Stock”)

The stock options granted to Mr. Yarborough and Mr. Visconti have an exercise price of $0.57 per share, which was the closing price of the Common Stock on the date of the grant (June 26, 2024), vest pro rata, on a monthly basis, over two years and expire ten (10) years from the date of the grant, unless terminated earlier. The stock options granted to Mr. Dickerson on June 26, 2024 have an exercise price of $0.57 per share, and the stock options granted to Mr. Dickerson on June 27, 2024 have an exercise price of $0.53 per which was the closing price of the Common Stock on the date of the grant (June 27, 2024), and both option grants vest pro rata, on an annual basis over four years monthly basis and expire ten (10) years from the date of the grant, unless terminated earlier. The stock options were granted pursuant to the Company’s amended and restated 2021 Stock Incentive Plan, and the Company’s effective registration statement on Form S-8 for the amended and restated 2021 Stock Incentive Plan.

The foregoing summary of the Yarborough Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Yarborough Amendment attached as Exhibit 10.1 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Amendment to Employment Agreement by and between Twin Vee PowerCats Co. and Preston Yarborough, dated June 27, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024	TWIN VEE POWERCATS CO.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer